Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Liza Montgomery
Corporate Communications
203.338.5280
Elizabeth.Montgomery@peoples.com

FOR IMMEDIATE RELEASE

October 20, 2016

People’s United Financial Reports Third Quarter Net Income of $73.7 Million, or $0.24 Per Share

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $73.7 million, or $0.24 per share, for the third quarter of 2016, compared to $68.4 million, or $0.23 per share, for the third quarter of 2015, and $68.5 million, or $0.23 per share, for the second quarter of 2016. Included in this quarter’s results were merger-related expenses of $3.1 million ($2.1 million after-tax), or $0.01 per share.

The Company’s Board of Directors declared a $0.17 per share quarterly dividend, payable November 15, 2016 to shareholders of record on November 1, 2016. Based on the closing stock price on October 19, 2016, the dividend yield on People’s United Financial common stock is 4.3 percent.

“The Company’s performance continues to reflect business momentum generated through our consistent, solution-oriented approach to banking,” commented Jack Barnes, President and Chief Executive Officer. “We have always partnered with clients to deliver thoughtful, straightforward solutions that address their financial needs. This ongoing commitment continues to differentiate People’s United throughout our attractive footprint, enabling us to deepen existing relationships and develop new ones. As a result, we have grown the loan portfolio for 24 consecutive quarters, while maintaining exceptional asset quality, and over the same period nearly doubled our deposit base and increased wealth management assets under discretionary management by approximately 40 percent.”

Barnes concluded, “The closing and integration processes of the Suffolk Bancorp and Gerstein Fisher transactions are progressing very well. We have very experienced teams executing on our time-tested acquisition approach. We expect to close Gerstein Fisher in early November and continue to move toward closing Suffolk, pending regulatory approvals. As a result of the integration activities over the past few months, we have come away even more excited about the expected benefits of each of these transactions, particularly the talent that will be joining us. We look forward to building upon their successes to further grow and strengthen People’s United in the New York metro area.”

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People’s United Financial, Inc. Reports 3Q Earnings

“We are pleased with our financial results this quarter, which reflect further improvements in profitability and continued growth in earning assets,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Record quarterly net income of $73.7 million increased eight percent from the prior year quarter and generated a return on average tangible equity of 10.7 percent. The efficiency ratio of 59.9 percent improved 180 basis points from a year ago due to solid growth in both net interest income and fee revenues as well as ongoing proactive expense management. The net interest margin for the quarter was 2.80 percent, an increase of one basis point on a linked-quarter basis.”

Rosato concluded, “The loan portfolio continued to benefit from our diversified business mix. Third quarter annualized loan growth was five percent, with particularly strong results in residential mortgage as well as commercial and industrial lending. Our conservative approach to underwriting remains evident as net charge-offs as a percentage of average loans were only four basis points in the quarter, the lowest level in over nine years. Deposits grew nine percent on an annualized basis during the quarter primarily due to higher non-interest-bearing and municipal balances, while the overall cost of deposits declined one basis point. Furthermore, our balance sheet remains asset sensitive, which will position us well in a rising interest rate environment.”

At September 30, 2016, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 9.7 percent and 11.5 percent, respectively, and the tangible equity ratio stood at 7.2 percent. For People’s United Bank, N.A., common equity tier 1 capital and total risk-based capital ratios were 10.8 percent and 12.8 percent, respectively, at September 30, 2016.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.04 percent in the third quarter of 2016, a decrease from 0.07 percent in the second quarter of 2016 and 0.06 percent in the third quarter of 2015. For the originated loan portfolio, non-performing loans equaled 0.54 percent of loans at September 30, 2016, a decrease from 0.56 percent at June 30, 2016 and 0.68 percent at September 30, 2015.

Return on average assets of 0.73 percent for the third quarter of 2016 increased from 0.70 percent in the second quarter of 2016 and was consistent with the third quarter of 2015. Return on average tangible stockholders’ equity of 10.7 percent in the third quarter of 2016 increased from 10.1 percent in the second quarter of 2016 and 10.5 percent in the third quarter of 2015.

People’s United Financial, Inc., a diversified financial services company with $41 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services.

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People’s United Financial, Inc. Reports 3Q Earnings

3Q 2016 Financial Highlights

Summary

•	Net income totaled $73.7 million, or $0.24 per share.

•	Operating earnings totaled $75.8 million, or $0.25 per share (see page 16).

•	Net interest income totaled $245.3 million in 3Q16 compared to $240.0 million in 2Q16.

•	Net interest margin increased one basis point from 2Q16 to 2.80% reflecting:

•	One additional calendar day in 3Q16 (increase of two basis points).

•	Improved loan yields and mix (increase of two basis points).

•	Lower yield on the securities portfolio (decrease of two basis points).

•	Increase in average borrowing balances and rate (decrease of one basis point).

•	Provision for loan losses totaled $8.4 million.

•	Net loan charge-offs totaled $2.5 million, of which $0.8 million related to loans with previously-established specific reserves.

•	Net loan charge-off ratio of 0.04% in 3Q16.

•	Reflects a $6.7 million increase in the originated allowance for loan losses.

•	Non-interest income was $90.8 million in 3Q16 compared to $85.4 million in 2Q16.

•	Insurance revenue increased $2.8 million, reflecting the benefit from recent acquisitions as well as the seasonal nature of insurance renewals.

•	Net gains on sales of residential mortgages increased $1.0 million.

•	Bank service charges increased $0.6 million.

•	Investment management fees increased $0.2 million.

•	Commercial banking lending fees decreased $2.1 million.

•	At September 30, 2016, assets under administration, which are not reported as assets of People’s United Financial, totaled $18.2 billion, of which $5.7 billion are under discretionary management, compared to $16.5 billion and $5.6 billion, respectively, at June 30, 2016.

•	Non-interest expense totaled $221.4 million in 3Q16 compared to $212.9 million in 2Q16.

•	Operating non-interest expense totaled $218.3 million in 3Q16 (see page 16).

•	Compensation and benefits expense increased $4.7 million, primarily reflecting the impact of one additional work day and higher benefit-related costs in 3Q16.

•	Regulatory assessments expense increased $0.7 million.

•	Professional and outside services expense, excluding $3.1 million of merger-related expenses, decreased $1.8 million.

•	The efficiency ratio was 59.9% in 3Q16 compared to 60.4% in 2Q16 (see page 16).

•	The effective income tax rate was 30.6% for 3Q16 and 32.4% for the first nine months of 2016, compared to 33.4% for the full-year of 2015.

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People’s United Financial, Inc. Reports 3Q Earnings

Commercial Banking

•	Commercial loans totaled $21.2 billion at September 30, 2016, an increase of $107 million, or 2% annualized, from June 30, 2016.

•	The mortgage warehouse portfolio increased $10 million from June 30, 2016.

•	Average commercial loans totaled $21.0 billion in 3Q16, an increase of $310 million, or 6% annualized, from 2Q16.

•	The average mortgage warehouse portfolio increased $117 million in 3Q16.

•	Commercial deposits totaled $10.3 billion at September 30, 2016 compared to $9.5 billion at June 30, 2016.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.53% at both September 30, 2016 and June 30, 2016.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $127.4 million at September 30, 2016 compared to $125.0 million at June 30, 2016.

•	For the originated commercial portfolio, the allowance for loan losses as a percentage of loans was 0.94% at September 30, 2016 compared to 0.92% at June 30, 2016.

•	The commercial originated allowance for loan losses represented 178% of originated non-performing commercial loans at September 30, 2016 compared to 172% at June 30, 2016.

Retail Banking

•	Residential mortgage loans increased $239 million, or 17% annualized, from June 30, 2016.

•	Average residential mortgage loans totaled $5.9 billion in 3Q16, an increase of $255 million, or 18% annualized, from 2Q16.

•	Home equity loans decreased $16 million from June 30, 2016.

•	Average home equity loans totaled $2.1 billion in 3Q16, a decrease of $18 million from 2Q16.

•	Retail deposits (excluding brokered deposits) totaled $16.8 billion at September 30, 2016 compared to $16.9 billion at June 30, 2016.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.48% at September 30, 2016 compared to 0.53% at June 30, 2016.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.80% at September 30, 2016 compared to 0.83% at June 30, 2016.

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People’s United Financial, Inc. Reports 3Q Earnings

Conference Call

On October 20, 2016, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Earnings Data:
Net interest income (fully taxable equivalent)	$254.2	$247.7	$247.4	$245.3	$241.1
Net interest income	245.3	240.0	240.1	238.8	234.8
Provision for loan losses	8.4	10.0	10.5	9.7	6.2
Non-interest income (1)	90.8	85.4	82.3	93.3	87.1
Non-interest expense (2)	221.4	212.9	217.3	217.0	214.2
Income before income tax expense	106.3	102.5	94.6	105.4	101.5
Net income (2)	73.7	68.5	62.9	70.8	68.4

Selected Statistical Data:
Net interest margin (3)	2.80%	2.79%	2.83%	2.87%	2.87%
Return on average assets (2), (3)	0.73	0.70	0.65	0.75	0.73
Return on average tangible assets (3)	0.77	0.73	0.69	0.79	0.78
Return on average stockholders’ equity (3)	6.1	5.7	5.3	6.0	5.8
Return on average tangible stockholders’ equity (2), (3)	10.7	10.1	9.4	10.7	10.5
Efficiency ratio (2)	59.9	60.4	62.7	61.0	61.7

Common Share Data:
Basic and diluted earnings per share (2)	$0.24	$0.23	$0.21	$0.23	$0.23
Dividends paid per share	0.17	0.17	0.1675	0.1675	0.1675
Dividend payout ratio (2)	70.1%	75.4%	80.6%	71.5%	73.9%
Book value per share (end of period)	$15.99	$15.91	$15.80	$15.62	$15.64
Tangible book value per share (end of period) (2)	9.18	9.07	8.94	8.73	8.75
Stock price:
High	16.40	16.68	16.27	16.93	16.95
Low	14.22	13.80	13.62	15.00	14.69
Close (end of period)	15.82	14.66	15.93	16.15	15.73
Common shares (end of period) (in millions)	304.02	303.55	303.27	302.86	302.39
Weighted average diluted common shares (in millions)	303.24	302.48	301.86	301.38	301.00

(1)	Three months ended December 31, 2015 includes a $9.2 million net gain resulting from the sale of People’s United Bank’s payroll services business.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Nine Months Ended September 30,
(dollars in millions, except per share data)	2016	2015
Earnings Data:
Net interest income (fully taxable equivalent)	$749.3	$712.0
Net interest income	725.4	693.3
Provision for loan losses	28.9	23.7
Non-interest income	258.5	259.1
Non-interest expense (1)	651.6	643.6
Income before income tax expense	303.4	285.1
Net income (1)	205.1	189.3

Selected Statistical Data:
Net interest margin (2)	2.80%	2.89%
Return on average assets (1), (2)	0.69	0.69
Return on average tangible assets (2)	0.73	0.73
Return on average stockholders’ equity (2)	5.7	5.4
Return on average tangible stockholders’ equity (1), (2)	10.1	9.7
Efficiency ratio (1)	61.0	61.7

Common Share Data:
Basic and diluted earnings per share (1)	$0.68	$0.63
Dividends paid per share	0.51	0.50
Dividend payout ratio (1)	75.1%	79.5%
Book value per share (end of period)	$15.99	$15.64
Tangible book value per share (end of period) (1)	9.18	8.75
Stock price:
High	16.68	16.95
Low	13.62	13.97
Close (end of period)	15.82	15.73
Common shares (end of period) (in millions)	304.02	302.39
Weighted average diluted common shares (in millions)	302.76	300.09

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Financial Condition Data:
Total assets	$40,692	$40,150	$39,264	$38,947	$37,507
Loans	29,368	29,038	28,511	28,411	27,672
Securities	7,046	6,785	6,732	6,449	5,921
Short-term investments	373	364	251	380	245
Allowance for loan losses	226	220	216	211	208
Goodwill and other acquisition-related intangible assets	2,070	2,076	2,079	2,088	2,085
Deposits	29,656	28,999	29,105	28,417	28,280
Borrowings	4,437	4,563	3,717	4,307	2,997
Notes and debentures	1,054	1,058	1,050	1,033	1,039
Stockholders’ equity	4,862	4,830	4,791	4,732	4,731
Total risk-weighted assets (1):
People’s United Financial, Inc.	30,451	30,267	29,832	29,646	28,990
People’s United Bank, N.A.	30,415	30,232	29,826	29,621	28,953
Non-performing assets (2)	180	182	189	182	210
Net loan charge-offs	2.5	5.1	6.0	6.2	4.1

Average Balances:
Loans	$29,107	$28,558	$28,159	$27,853	$27,496
Securities (3)	6,873	6,699	6,498	6,133	5,880
Short-term investments	361	298	348	247	245
Total earning assets	36,341	35,555	35,005	34,233	33,621
Total assets	40,304	39,422	38,773	37,955	37,284
Deposits	29,437	29,079	28,721	28,481	27,810
Borrowings	4,296	3,895	3,664	3,187	3,304
Notes and debentures	1,056	1,049	1,044	1,037	1,028
Total funding liabilities	34,789	34,023	33,429	32,705	32,142
Stockholders’ equity	4,841	4,795	4,761	4,736	4,700

Ratios:
Net loan charge-offs to average total loans (annualized)	0.04%	0.07%	0.09%	0.09%	0.06%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.63	0.64	0.68	0.66	0.78
Originated allowance for loan losses to:
Originated loans (2)	0.76	0.75	0.75	0.73	0.74
Originated non-performing loans (2)	142.0	135.3	123.3	127.3	108.1
Average stockholders’ equity to average total assets	12.0	12.2	12.3	12.5	12.6
Stockholders’ equity to total assets	11.9	12.0	12.2	12.2	12.6
Tangible stockholders’ equity to tangible assets (4)	7.2	7.2	7.3	7.2	7.5
Total risk-based capital (1):
People’s United Financial, Inc.	11.5	11.5	11.5	11.7	11.8
People’s United Bank, N.A.	12.8	12.8	12.9	12.6	12.8

(1)	September 30, 2016 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2016	June 30, 2016	Dec. 31, 2015	Sept. 30, 2015
Assets
Cash and due from banks	$347.5	$343.9	$334.8	$300.3
Short-term investments	372.8	363.9	380.5	244.6

Total cash and cash equivalents	720.3	707.8	715.3	544.9

Securities:
Trading account securities, at fair value	6.8	6.8	6.7	8.3
Securities available for sale, at fair value	4,906.5	4,711.8	4,527.7	4,221.2
Securities held to maturity, at amortized cost	1,817.5	1,749.4	1,609.6	1,377.1
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	315.5	317.4	305.4	314.7

Total securities	7,046.3	6,785.4	6,449.4	5,921.3

Loans held for sale	46.5	61.4	34.5	36.2

Loans:
Commercial real estate	10,001.7	10,011.3	10,028.8	9,785.4
Commercial and industrial	8,201.2	8,066.1	7,748.7	7,492.2
Equipment financing (1)	2,987.6	3,005.9	2,973.3	2,821.1
Residential mortgage	6,028.0	5,789.0	5,457.0	5,381.4
Consumer	2,149.3	2,166.0	2,203.1	2,192.1

Total loans	29,367.8	29,038.3	28,410.9	27,672.2
Less allowance for loan losses	(226.3)	(220.4)	(211.0)	(207.5)

Total loans, net	29,141.5	28,817.9	28,199.9	27,464.7

Goodwill and other acquisition-related intangible assets	2,070.3	2,076.1	2,087.8	2,084.7
Bank-owned life insurance	347.8	346.8	346.5	345.6
Premises and equipment	245.1	249.5	257.8	258.7
Other assets	1,074.3	1,105.1	855.5	851.3

Total assets	$40,692.1	$40,150.0	$38,946.7	$37,507.4

Liabilities
Deposits:
Non-interest-bearing	$6,521.8	$6,226.8	$6,178.6	$5,877.2
Savings	4,391.4	4,474.2	4,199.9	4,170.6
Interest-bearing checking and money market	14,055.5	13,566.0	13,220.8	13,066.0
Time	4,686.8	4,732.1	4,818.1	5,165.9

Total deposits	29,655.5	28,999.1	28,417.4	28,279.7

Borrowings:
Federal Home Loan Bank advances	3,261.8	3,562.4	3,463.8	2,164.5
Federal funds purchased	844.0	680.0	374.0	360.0
Customer repurchase agreements	330.7	320.8	469.5	472.3

Total borrowings	4,436.5	4,563.2	4,307.3	2,996.8

Notes and debentures	1,053.9	1,058.2	1,033.1	1,039.1
Other liabilities	683.9	699.8	457.3	461.0

Total liabilities	35,829.8	35,320.3	34,215.1	32,776.6

Stockholders’ Equity
Common stock	4.0	3.9	3.9	3.9
Additional paid-in capital	5,359.8	5,350.4	5,337.7	5,327.3
Retained earnings	927.3	905.8	880.8	861.0
Accumulated other comprehensive loss	(120.4)	(120.3)	(177.2)	(146.1)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(146.4)	(148.1)	(151.8)	(153.6)
Treasury stock, at cost	(1,162.0)	(1,162.0)	(1,161.8)	(1,161.7)

Total stockholders’ equity	4,862.3	4,829.7	4,731.6	4,730.8

Total liabilities and stockholders’ equity	$40,692.1	$40,150.0	$38,946.7	$37,507.4

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Interest and dividend income:
Commercial real estate	$85.7	$85.3	$86.8	$86.1	$85.7
Commercial and industrial	66.9	62.8	60.3	59.6	59.3
Equipment financing (1)	32.8	33.0	33.3	33.1	33.2
Residential mortgage	45.7	43.8	43.9	43.0	41.9
Consumer	18.4	18.4	18.6	18.1	18.1

Total interest on loans	249.5	243.3	242.9	239.9	238.2
Securities	34.2	34.7	34.5	33.8	31.2
Loans held for sale	0.4	0.2	0.2	0.3	0.4
Short-term investments	0.4	0.3	0.4	0.2	0.1

Total interest and dividend income	284.5	278.5	278.0	274.2	269.9

Interest expense:
Deposits	25.2	25.4	25.2	24.6	24.8
Borrowings	6.1	5.3	5.0	3.3	2.9
Notes and debentures	7.9	7.8	7.7	7.5	7.4

Total interest expense	39.2	38.5	37.9	35.4	35.1

Net interest income	245.3	240.0	240.1	238.8	234.8
Provision for loan losses	8.4	10.0	10.5	9.7	6.2

Net interest income after provision for loan losses	236.9	230.0	229.6	229.1	228.6

Non-interest income:
Bank service charges	25.3	24.7	23.8	25.0	26.1
Investment management fees	11.6	11.4	11.1	10.8	10.8
Operating lease income	11.2	10.1	10.4	10.5	10.5
Insurance revenue	9.8	7.0	9.3	7.5	9.1
Commercial banking lending fees	7.1	9.2	8.1	9.2	10.3
Cash management fees	6.5	6.3	6.0	6.1	6.4
Customer interest rate swap income, net	3.7	3.6	3.3	3.6	3.4
Brokerage commissions	3.2	3.2	3.0	3.1	3.1
Net gains on sales of residential mortgage loans	1.9	0.9	0.9	1.3	1.5
Bank-owned life insurance	1.2	2.0	1.0	1.0	1.1
Gain on sale of business, net of expenses	—	—	—	9.2	—
Other non-interest income	9.3	7.0	5.4	6.0	4.8

Total non-interest income (2)	90.8	85.4	82.3	93.3	87.1

Non-interest expense:
Compensation and benefits	116.1	111.4	114.1	112.0	113.4
Occupancy and equipment	37.7	37.4	37.5	37.0	37.0
Professional and outside services	17.7	16.4	17.4	17.9	17.0
Regulatory assessments	9.9	9.2	8.0	7.1	9.5
Operating lease expense	9.7	9.1	9.2	9.4	9.2
Amortization of other acquisition-related intangible assets	5.8	5.8	5.8	6.1	5.9
Other non-interest expense	24.5	23.6	25.3	27.5	22.2

Total non-interest expense (2)	221.4	212.9	217.3	217.0	214.2

Income before income tax expense	106.3	102.5	94.6	105.4	101.5
Income tax expense	32.6	34.0	31.7	34.6	33.1

Net income	$73.7	$68.5	$62.9	$70.8	$68.4

Basic and diluted earnings per common share	$0.24	$0.23	$0.21	$0.23	$0.23

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.
(2)	Total non-interest income includes $9.2 million of non-operating income for the three months ended December 31, 2015. Total non-interest expense includes $3.1 million, $3.8 million and $0.1 million of non-operating expenses for the three months ended September 30, 2016, December 31, 2015 and September 30, 2015, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30,
(in millions, except per share data)	2016	2015
Interest and dividend income:
Commercial real estate	$257.8	$257.4
Commercial and industrial	190.0	175.2
Equipment financing (1)	99.1	96.5
Residential mortgage	133.4	122.4
Consumer	55.4	54.2

Total interest on loans	735.7	705.7
Securities	103.4	87.7
Loans held for sale	0.8	1.0
Short-term investments	1.1	0.3

Total interest and dividend income	841.0	794.7

Interest expense:
Deposits	75.8	70.9
Borrowings	16.4	8.2
Notes and debentures	23.4	22.3

Total interest expense	115.6	101.4

Net interest income	725.4	693.3
Provision for loan losses	28.9	23.7

Net interest income after provision for loan losses	696.5	669.6

Non-interest income:
Bank service charges	73.8	75.6
Investment management fees	34.1	32.9
Operating lease income	31.7	31.8
Insurance revenue	26.1	23.2
Commercial banking lending fees	24.4	33.4
Cash management fees	18.8	18.4
Customer interest rate swap income, net	10.6	10.9
Brokerage commissions	9.4	9.5
Bank-owned life insurance	4.2	3.6
Net gains on sales of residential mortgage loans	3.7	4.2
Net gains on sales of acquired loans	—	1.7
Other non-interest income	21.7	13.9

Total non-interest income	258.5	259.1

Non-interest expense:
Compensation and benefits	341.6	337.5
Occupancy and equipment	112.6	112.5
Professional and outside services	51.5	50.1
Operating lease expense	28.0	27.7
Regulatory assessments	27.1	28.0
Amortization of other acquisition-related intangible assets	17.4	17.8
Other non-interest expense	73.4	70.0

Total non-interest expense (2)	651.6	643.6

Income before income tax expense	303.4	285.1
Income tax expense	98.3	95.8

Net income	$205.1	$189.3

Basic and diluted earnings per common share	$0.68	$0.63

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.
(2)	Total non-interest expense includes $3.1 million and $9.1 million of non-operating expenses for the nine months ended September 30, 2016 and 2015, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2016			June 30, 2016			September 30, 2015
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$361.0	$0.4	0.47%	$297.8	$0.3	0.42%	$245.3	$0.1	0.19%
Securities (2)	6,872.5	38.9	2.26	6,698.7	39.2	2.34	5,879.9	34.8	2.37
Loans:
Commercial real estate	9,978.8	85.7	3.44	9,997.0	85.3	3.41	9,688.4	85.7	3.54
Commercial and industrial	8,053.2	71.1	3.53	7,727.8	66.0	3.42	7,518.0	62.1	3.30
Equipment financing	2,984.7	32.8	4.39	2,981.4	33.0	4.43	2,809.7	33.1	4.72
Residential mortgage	5,935.3	46.1	3.11	5,679.9	44.0	3.10	5,293.2	42.3	3.20
Consumer	2,155.4	18.4	3.41	2,172.5	18.4	3.38	2,186.9	18.1	3.30

Total loans	29,107.4	254.1	3.49	28,558.6	246.7	3.46	27,496.2	241.3	3.51

Total earning assets	36,340.9	$293.4	3.23%	35,555.1	$286.2	3.22%	33,621.4	$276.2	3.29%

Other assets	3,963.1			3,866.9			3,662.9

Total assets	$40,304.0			$39,422.0			$37,284.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$6,325.3	$—	—%	$6,098.3	$—	—%	$5,853.7	$—	—%
Savings, interest-bearing checking and money market	18,356.6	13.3	0.29	18,151.0	12.9	0.28	16,634.9	11.1	0.27
Time	4,755.1	11.9	1.00	4,830.1	12.5	1.04	5,321.6	13.7	1.03

Total deposits	29,437.0	25.2	0.34	29,079.4	25.4	0.35	27,810.2	24.8	0.36

Borrowings:
Federal Home Loan Bank advances	3,306.7	5.1	0.62	3,157.8	4.7	0.59	2,444.2	2.5	0.41
Federal funds purchased	674.1	0.9	0.51	421.5	0.5	0.48	378.4	0.2	0.19
Customer repurchase agreements	314.8	0.1	0.19	315.9	0.1	0.19	481.1	0.2	0.19
Other borrowings	—	—	—	—	—	—	0.5	0.2	1.75

Total borrowings	4,295.6	6.1	0.57	3,895.2	5.3	0.55	3,304.2	3.1	0.35

Notes and debentures	1,056.4	7.9	2.97	1,048.8	7.8	2.98	1,028.2	7.4	2.90

Total funding liabilities	34,789.0	$39.2	0.45%	34,023.4	$38.5	0.45%	32,142.6	$35.3	0.44%

Other liabilities	674.5			603.3			441.2

Total liabilities	35,463.5			34,626.7			32,583.8
Stockholders’ equity	4,840.5			4,795.3			4,700.5

Total liabilities and stockholders’ equity	$40,304.0			$39,422.0			$37,284.3

Net interest income/spread (3)		$254.2	2.78%		$247.7	2.77%		$240.9	2.85%

Net interest margin			2.80%			2.79%			2.87%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $8.9 million, $7.7 million and $6.3 million for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2016			September 30, 2015
Nine months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$335.7	$1.1	0.46%	$248.1	$0.3	0.20%
Securities (2)	6,690.4	116.7	2.33	5,596.1	98.0	2.33
Loans:
Commercial real estate	9,991.1	257.8	3.44	9,553.9	257.4	3.59
Commercial and industrial	7,754.1	200.6	3.45	7,334.7	183.6	3.34
Equipment financing	2,972.7	99.1	4.44	2,817.3	96.5	4.57
Residential mortgage	5,719.3	134.2	3.13	5,148.9	123.4	3.20
Consumer	2,173.1	55.4	3.40	2,190.6	54.2	3.29

Total loans	28,610.3	747.1	3.48	27,045.4	715.1	3.53

Total earning assets	35,636.4	$864.9	3.24%	32,889.6	$813.4	3.30%

Other assets	3,866.2			3,690.8

Total assets	$39,502.6			$36,580.4

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$6,139.3	$—	—%	$5,718.5	$—	—%
Savings, interest-bearing checking and money market	18,138.6	38.9	0.29	16,164.3	32.0	0.26
Time	4,802.7	36.9	1.02	5,330.3	38.9	0.97

Total deposits	29,080.6	75.8	0.35	27,213.1	70.9	0.35

Borrowings:
Federal Home Loan Bank advances	3,115.5	14.1	0.61	2,290.7	7.0	0.41
Federal funds purchased	497.2	1.8	0.45	415.2	0.5	0.18
Customer repurchase agreements	340.0	0.5	0.19	473.3	0.7	0.19
Other borrowings	—	—	—	0.8	—	1.75

Total borrowings	3,952.7	16.4	0.55	3,180.0	8.2	0.34

Notes and debentures	1,049.7	23.4	2.97	1,032.0	22.3	2.88

Total funding liabilities	34,083.0	$115.6	0.45%	31,425.1	$101.4	0.43%

Other liabilities	620.6			471.1

Total liabilities	34,703.6			31,896.2
Stockholders’ equity	4,799.0			4,684.2

Total liabilities and stockholders’ equity	$39,502.6			$36,580.4

Net interest income/spread (3)		$749.3	2.79%		$712.0	2.87%

Net interest margin			2.80%			2.89%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $23.9 million and $18.7 million for the nine months ended September 30, 2016 and 2015, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Originated non-performing loans:
Commercial:
Equipment financing	$46.0	$40.0	$41.1	$27.5	$29.4
Commercial and industrial	40.0	34.7	41.5	44.9	62.9
Commercial real estate	23.4	35.4	35.9	30.2	31.8

Total	109.4	110.1	118.5	102.6	124.1

Retail:
Residential mortgage	28.2	29.9	31.1	37.2	38.2
Home equity	16.5	17.4	18.9	19.5	21.0
Other consumer	—	—	—	0.1	—

Total	44.7	47.3	50.0	56.8	59.2

Total originated non-performing loans (1)	154.1	157.4	168.5	159.4	183.3

REO:
Commercial	11.2	3.3	5.4	5.5	8.2
Residential	7.9	9.7	8.2	7.1	10.8

Total REO	19.1	13.0	13.6	12.6	19.0

Repossessed assets	6.9	11.6	7.3	9.5	7.3

Total non-performing assets	$180.1	$182.0	$189.4	$181.5	$209.6

Acquired non-performing loans (contractual amount) (2)	$24.6	$25.5	$27.4	$30.0	$38.4

Originated non-performing loans as a percentage of originated loans	0.54%	0.56%	0.61%	0.58%	0.68%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.63	0.64	0.68	0.66	0.78
Tangible stockholders’ equity and originated allowance for loan losses	5.98	6.14	6.49	6.38	7.37

(1)	Reported net of government guarantees totaling $13.0 million at September 30, 2016, $15.8 million at June 30, 2016, $16.2 million at March 31, 2016, $16.9 million at December 31, 2015 and $17.3 million at September 30, 2015.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Allowance for loan losses on originated loans:
Balance at beginning of period	$213.0	$207.6	$202.9	$198.1	$195.1
Charge-offs	(3.8)	(6.1)	(7.4)	(7.8)	(6.1)
Recoveries	1.4	1.0	1.7	1.6	2.0

Net loan charge-offs	(2.4)	(5.1)	(5.7)	(6.2)	(4.1)
Provision for loan losses	8.4	10.5	10.4	11.0	7.1

Balance at end of period	219.0	213.0	207.6	202.9	198.1

Allowance for loan losses on acquired loans:
Balance at beginning of period	7.4	7.9	8.1	9.4	10.3
Charge-offs	(0.1)	—	(0.3)	—	—
Provision for loan losses	—	(0.5)	0.1	(1.3)	(0.9)

Balance at end of period	7.3	7.4	7.9	8.1	9.4

Total allowance for loan losses	$226.3	$220.4	$215.5	$211.0	$207.5

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.94%	0.92%	0.92%	0.90%	0.91%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.30	0.30	0.30	0.28	0.28
Total originated allowance for loan losses as a percentage of:
Originated loans	0.76	0.75	0.75	0.73	0.74
Originated non-performing loans	142.0	135.3	123.3	127.3	108.1

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Commercial:
Equipment financing	$1.3	$2.1	$1.6	$1.4	$1.0
Commercial and industrial	0.4	1.1	2.2	3.5	1.4
Commercial real estate	0.2	(0.1)	0.7	(0.1)	0.5

Total	1.9	3.1	4.5	4.8	2.9

Retail:
Residential mortgage	0.4	0.7	—	0.1	0.4
Home equity	0.1	1.2	1.4	1.1	0.6
Other consumer	0.1	0.1	0.1	0.2	0.2

Total	0.6	2.0	1.5	1.4	1.2

Total net loan charge-offs	$2.5	$5.1	$6.0	$6.2	$4.1

Net loan charge-offs to average total loans (annualized)	0.04%	0.07%	0.09%	0.09%	0.06%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses, which are also excluded in arriving at operating non-interest expense) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis. People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) writedowns of banking house assets and related lease termination costs; (iii) severance-related costs; (iv) merger-related expenses, including acquisition integration and other costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Effective with the quarter ended March 31, 2016, recurring writedowns of banking house assets and certain severance-related costs are no longer considered to be non-operating expenses. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

EFFICIENCY RATIO AND OPERATING NON-INTEREST EXPENSE

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Total non-interest expense	$221.4	$212.9	$217.3	$217.0	$214.2	$651.6	$643.6

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(3.1)	—	—	—	—	(3.1)	—
Writedowns of banking house assets	—	—	—	(2.5)	—	—	(8.0)
Severance-related costs	—	—	—	(1.3)	(0.1)	—	(1.1)

Total	(3.1)	n/a	n/a	(3.8)	(0.1)	(3.1)	(9.1)

Operating non-interest expense	218.3	n/a	n/a	213.2	214.1	648.5	634.5

Operating lease expense (1)	(9.7)	(9.1)	(9.2)	(9.4)	(9.2)	(28.0)	(27.7)
Amortization of other acquisition-related intangible assets	(5.8)	(5.8)	(5.8)	(6.1)	(5.9)	(17.4)	(17.8)
Other (2)	(1.8)	(1.8)	(1.5)	(2.2)	(1.8)	(5.1)	(5.6)

Total non-interest expense for efficiency ratio	$201.0	$196.2	$200.8	$195.5	$197.2	$598.0	$583.4

Net interest income (FTE basis)	$254.2	$247.7	$247.4	$245.3	$241.1	$749.3	$712.0
Total non-interest income	90.8	85.4	82.3	93.3	87.1	258.5	259.1

Total revenues	345.0	333.1	329.7	338.6	328.2	1,007.8	971.1
Adjustments:
Operating lease expense (1)	(9.7)	(9.1)	(9.2)	(9.4)	(9.2)	(28.0)	(27.7)
BOLI FTE adjustment	0.6	1.0	0.5	0.5	0.6	2.1	1.9
Net security gains	—	—	(0.1)	—	—	(0.1)	—
Gain on sale of business, net of expenses	—	—	—	(9.2)	—	—	—
Other (3)	(0.3)	—	(0.7)	—	(0.1)	(1.0)	(0.1)

Total revenues for efficiency ratio	$335.6	$325.0	$320.2	$320.5	$319.5	$980.8	$945.2

Efficiency ratio	59.9%	60.4%	62.7%	61.0%	61.7%	61.0%	61.7%

n/a	For the three months ended June 30, 2016 and March 31, 2016, no expenses were considered to be non-operating expenses. Accordingly, operating metrics were not applicable.
(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
(dollars in millions, except per share data)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Net income, as reported	$73.7	$68.5	$62.9	$70.8	$68.4	$205.1	$189.3

Adjustments to arrive at operating earnings:
Merger-related expenses	3.1	—	—	—	—	3.1	—
Writedowns of banking house assets	—	—	—	2.5	—	—	8.0
Severance-related costs	—	—	—	1.3	0.1	—	1.1
Gain on sale of business, net of expenses	—	—	—	(9.2)	—	—	—

Total pre-tax adjustments	3.1	n/a	n/a	(5.4)	0.1	3.1	9.1
Tax effect	(1.0)	n/a	n/a	1.8	(0.1)	(1.0)	(3.1)

Total adjustments, net of tax	2.1	n/a	n/a	(3.6)	—	2.1	6.0

Operating earnings	$75.8	n/a	n/a	$67.2	$68.4	$207.2	$195.3

Earnings per share, as reported	$0.24	$0.23	$0.21	$0.23	$0.23	$0.68	$0.63

Adjustments to arrive at operating earnings per share:
Merger-related expenses	0.01	—	—	—	—	0.01	—
Writedowns of banking house assets	—	—	—	0.01	—	—	0.02
Severance-related costs	—	—	—	—	—	—	—
Gain on sale of business, net of expenses	—	—	—	(0.02)	—	—	—

Total adjustments per share	0.01	n/a	n/a	(0.01)	—	0.01	0.02

Operating earnings per share	$0.25	n/a	n/a	$0.22	$0.23	$0.69	$0.65

Average total assets	$40,304	$39,422	$38,773	$37,955	$37,284	$39,503	$36,580

Operating return on average assets (annualized)	0.75%	n/a	n/a	0.71%	0.73%	0.70%	0.71%

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Operating earnings	$75.8	n/a	n/a	$67.2	$68.4	$207.2	$195.3

Average stockholders’ equity	$4,841	$4,795	$4,761	$4,736	$4,700	$4,799	$4,684
Less: Average goodwill and average other acquisition-related intangible assets	2,073	2,079	2,085	2,092	2,088	2,079	2,094

Average tangible stockholders’ equity	$2,768	$2,716	$2,676	$2,644	$2,612	$2,720	$2,579

Operating return on average tangible stockholders’ equity (annualized)	11.0%	n/a	n/a	10.2%	10.5%	10.2%	10.1%

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Dividends paid	$51.7	$51.7	$50.6	$50.6	$50.6	$154.0	$150.6

Operating earnings	$75.8	n/a	n/a	$67.2	$68.4	$207.2	$195.3

Operating dividend payout ratio	68.2%	n/a	n/a	75.3%	73.9%	74.3%	77.1%

n/a	For the three months ended June 30, 2016 and March 31, 2016, no expenses were considered to be non-operating expenses. Accordingly, operating metrics were not applicable.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

TANGIBLE EQUITY RATIO

(dollars in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Total stockholders’ equity	$4,862	$4,830	$4,791	$4,732	$4,731
Less: Goodwill and other acquisition-related intangible assets	2,070	2,076	2,079	2,088	2,085

Tangible stockholders’ equity	$2,792	$2,754	$2,712	$2,644	$2,646

Total assets	$40,692	$40,150	$39,264	$38,947	$37,507
Less: Goodwill and other acquisition-related intangible assets	2,070	2,076	2,079	2,088	2,085

Tangible assets	$38,622	$38,074	$37,185	$36,859	$35,422

Tangible equity ratio	7.2%	7.2%	7.3%	7.2%	7.5%

TANGIBLE BOOK VALUE PER SHARE

(in millions, except per share data)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Tangible stockholders’ equity	$2,792	$2,754	$2,712	$2,644	$2,646

Common shares issued	400.13	399.74	399.54	399.24	398.84
Less: Shares classified as treasury shares	89.05	89.05	89.04	89.06	89.05
Unallocated ESOP shares	7.06	7.14	7.23	7.32	7.40

Common shares	304.02	303.55	303.27	302.86	302.39

Tangible book value per share	$9.18	$9.07	$8.94	$8.73	$8.75